Exhibit 99.1

Timber Pharmaceuticals to be Acquired by LEO Pharma

●    Transaction Provides Timber Stockholders with Upfront Cash Consideration and Downstream Value through Contingent Value Rights

●    Total Transaction Value of up to $36 million

●    Transaction Expected to Close in the 4th Quarter of 2023, subject to closing conditions and stockholder approval

WARREN, NJ. – August 21, 2023 – Timber Pharmaceuticals, Inc. (“Timber” or the “Company”) (NYSE American: TMBR) today announced that it has entered into a definitive agreement to be acquired by LEO US Holding, Inc. (“LEO Pharma”), a wholly-owned subsidiary of LEO Pharma A/S, in a total transaction value of up to $36 million with (i) an initial upfront consideration of $14 million and (ii) up to an additional $22.0 million in contingent value rights (CVRs) payable upon achievement of certain milestones described below. All of the issued and outstanding shares of capital stock and other equity interests of Timber will be converted into the right to receive the initial upfront consideration, less the payments for certain outstanding warrants that contain a Black Scholes cash payout value. For example, based on a current estimate of the Black Scholes value of such warrants of approximately $5.1 million, subject to change based on the assumptions detailed below, Timber expects the initial amount per share to be paid to Timber stockholders to be approximately $2.62 based on approximately 3.4 million shares of Timber common stock and restricted stock issued and outstanding as of August 20, 2023.

The current estimated value to stockholders is based on an implied value assigned to certain outstanding warrants based on Black Scholes option pricing model as of August 18, 2023. This value will not be finalized until the closing of the merger and is subject to increase or decrease based on certain variables, including the actual trading price of Timber at the time of the merger and the trading volatility of Timber common stock prior to the merger.

The CVRs that Timber stockholders will receive provide for the payment of up to an additional $22 million with respect to specific milestones for TMB-001, of which up to $12 million is related to FDA approval of TMB-001 by October 1, 2025 for the treatment of congenital ichthyosis, and up to $10 million of which is related to the first achievement of TMB-001 net sales exceeding $100 million within four consecutive calendar quarters by December 31, 2028. As part of the transaction, LEO Pharma has agreed to provide Timber with a bridge loan of up to $3.0 million, subject to certain conditions. The payments of the CVRs are subject to certain deductions relating to the repayment of 50% of the bridge loan provided by LEO Pharma to Timber in connection with the merger.

John Koconis, Chairman and Chief Executive Officer of Timber, said, “We are very pleased to deliver a transaction that will maximize long term value for Timber’s shareholders. LEO Pharma is a leader in global dermatology with a mission that matches our own - a relentless pursuit to help patients suffering from skin diseases.

LEO’s expertise and global footprint make it the best choice to advance and achieve the full potential of Timber’s portfolio of product candidates. We believe that LEO has the potential to establish TMB-001 as the standard of care in the treatment of congenital ichthyosis, a devastating, rare disease.

Finally, I would like to sincerely thank our dedicated team at Timber for their tireless efforts, and the clinical investigators, medical professionals, patients and families whose personal contributions have been instrumental in shaping our understanding of TMB-001.”

The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including approval by the holders of a majority of the shares of Timber’s common stock. Following completion of the transaction, Timber will become a privately held company and shares of Timber’s common stock will no longer be listed on any public market.

Timber will file a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) that will include a copy of the merger agreement and the CVR agreement and will contain a more detailed description of the merger and the consideration to be received by Timber stockholders.

Advisors

Lowenstein Sandler LLP is serving as legal counsel to Timber. Covington & Burling LLP is serving as legal counsel to LEO Pharma.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing, and control) and safety profiles. Timber is focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI) and sclerotic skin diseases. For more information, visit www.timberpharma.com.

About LEO Pharma

LEO Pharma is a global company dedicated to advancing the standard of care for the benefit of people with skin conditions, their families and society. Founded in 1908 and majority owned by the LEO Foundation, LEO Pharma has devoted decades of research and development to advance the science of dermatology, and today, the company offers a wide range of therapies for all disease severities. LEO Pharma is headquartered in Denmark with a global team of 4,700 people, serving millions of patients across the world. In 2022, LEO Pharma generated net sales of DKK 10.6 billion.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Timber and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Timber will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Timber may file with the SEC or send to Timber’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF TIMBER ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIMBER, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Timber’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Timber with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Timber with the SEC will also be available free of charge on Timber’s website at www.timberpharma.com or by contacting Timber’s Investor Relations contact at sprince@pcgadvisory.com.

Participants in the Solicitation

Timber and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Timber’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Timber and their ownership of shares of Timber’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 1, 2023 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Timber generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Timber has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Timber’s control. Timber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Timber’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the final calculation of the Black Scholes value of certain of Timber’s warrants, which value will impact the amount of upfront cash consideration to be received by Timber stockholders and is subject to significant change based on certain variables, including the actual trading price of Timber at the time of the merger and the volatility of Timber common stock prior to the merger, and which Timber will only be able to fully calculate until the closing date of the merger and could be significantly higher in value than currently determined by Timber, (iii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (v) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (vi) the CVR payments are tied to our ability to obtain regulatory approvals or commercialize our products, including the results of any ongoing or future clinical trials which may not satisfy U.S. regulatory authorities; (vii) the regulatory approval process is expensive, time consuming and uncertain and (viii) those risks detailed in Timber’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Timber from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Timber cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Timber undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881
adaley@berrypr.com